Exhibit 99.1

GlobalSCAPE, Inc. Wins Fourth Workplace Excellence Award for 2016 with Great Place to Work Certification

SAN ANTONIO – August 17, 2016 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, has been certified as a great workplace by the independent analysts at Great Place to Work®. Globalscape earned this recognition based on reviews and ratings provided by its employees in anonymous surveys.

Globalscape's survey results found that:

•	98 percent of employees are proud to tell others about their workplace;
•	98 percent feel that the facilities contribute to a good working environment;
•	97 percent noted that they received excellent rewards for their hard work; and,
•	96 percent felt that Globalscape had great leadership.

This recognition marks the fourth time this year that Globalscape has been honored as an award-winning employer. The company was named a 2016 Best Place to Work in IT by Computerworld for the third consecutive year, honored as one of the 2016 Best Companies to Work for in Texas by Texas Monthly and the Best Companies Group, and recognized by the San Antonio Business Journal as one of the 2016 Best Places to Work in San Antonio.

Supporting Quotes:
Andrea Farmer, Vice President of Human Resources at Globalscape
"We value the feedback of our employees as we create and implement programs to best serve their needs and cultivate a rich corporate culture. The certification from Great Place to Work is a testament that Globalscape's initiatives are well-received and important to our teams. We are proud to be known as a company that offers rewarding careers, challenges our staff, encourages ongoing development and provides a strong work-life balance."

Kim Peters, Vice President of Great Place to Work's Recognition Program
"We applaud Globalscape for seeking certification and releasing its employees' feedback. These ratings measure its capacity to earn its own employees' trust and create a great workplace - critical metrics that anyone considering working for or doing business with Globalscape should take into account as an indicator of high performance."

A summary of the Great Place to Work ratings can be found at http://reviews.greatplacetowork.com/globalscape-inc. For more information about Globalscape, please visit: https://www.globalscape.com/

About Great Place to Work®
Great Place to Work® is the global authority on high-trust, high-performance workplace cultures. Through proprietary assessment tools, advisory services, and certification programs, including Best Workplaces lists and workplace reviews, Great Place to Work® provides the benchmarks, framework, and expertise needed to create, sustain, and recognize outstanding workplace cultures. In the United States, Great Place to Work® produces the annual Fortune "100 Best Companies to Work For®" list and a series of Great Place to Work® Best Workplaces lists including lists for Millennials, Women, Diversity, Small and Medium Companies and over a half dozen different industry lists.

Follow Great Place to Work online at www.greatplacetowork.com and on Twitter at @GPTW_US.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape's leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape's software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," "expect," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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